Exhibit 99.1

Ironclad Performance Wear Reports Second Quarter 2014 Financial Results

LOS ANGELES, CA – August 6, 2014 – Ironclad Performance Wear Corporation (ICPW:OB), the recognized leader in high-performance task-specific work gloves, reported financial results for the second quarter ended June 30, 2014.

Second Quarter 2014 Results

The company reported increased Net Sales for the quarter of $4.8 million, a 6.6% increase from $4.5 million in the second quarter of 2013, on stronger sales from international and industrial accounts.

Gross Profit dollars increased 6.3% to $1.7 million, or 34.4% of Net Sales, compared to $1.6 million, or 34.5% of Net Sales, in the second quarter of 2013.

Operating Expenses were flat to the prior year totals at $1.9 million. As a percentage of Net Sales, Operating Expenses decreased to 40.2%, as compared to 42.6%, during the same period last year.

As a result of the above, Loss from Operations decreased by $87,173, to a loss of $281,948, from a loss of $369,121 in the second quarter of 2013.

Interest Expense decreased $21,905 to $-0- in the second quarter of 2014 from $21,905 in the same period of 2013. This decrease is due to no borrowings under our bank line of credit agreement, the outstanding balance under which was reduced to $-0- during the first quarter of 2014.

Net Loss Before Provision for Income Taxes for the second quarter of 2014 was $281,705, or $0.00 per share, as compared to a loss of $390,984, or $0.00 per share, in the same period last year.

Net Loss for the second quarter of 2014 was $281,705, or $0.00 per share, as compared to a loss of $214,788 (net of a tax benefit of $176,196), or $0.00 per share, in the same period last year.

Ironclad’s Chief Executive Officer, Jeffrey Cordes, commented: “The 2nd quarter’s results were in line with our expectations and what was communicated to our shareholders earlier in the year.

The industrial segment of our business, including our largest partner ORR Safety, saw increased activity after a slower 1st quarter. This increase in revenue helped to offset year-over-year lower results in our retail segment, the result of declining AutoZone business for a single licensed product.  Our international industrial segment continued to record strong increases. Our private label segment, after doubling prior year revenues in the 1st quarter, was off this quarter, but still up in the first half more than 35% over the prior year.

One of the highlights of this quarter was the awarding of the Trans-Ocean glove business to Ironclad and our partner, ORR Safety. Trans-Ocean consolidated its supplier base from six to two, of which Ironclad/ORR was one of the two winners. Trans-Ocean selected Ironclad, in part, due to our superior technology solution that met their workers’ performance and safety requirements.

While it is always good to see improving numbers, we have not deviated from our focus communicated at the start of this year. We continue to see 2014 as a rebuilding year at Ironclad. There are many changes underway within the Company, each of which is being made to better position Ironclad as we enter 2015.  We are pleased with the progress our teams are making and the response of customers, vendors, our team and shareholders.”

Conference Call

Ironclad Performance Wear will hold a conference call to discuss second quarter 2014 financial results on Wednesday, August 6th, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To participate in the conference call, interested parties should dial:

Date: Wednesday, August 6, 2014

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

Domestic Dial-In Number: (888) 455-2263

International Dial-In Number: (719) 325-2323

Conference ID Number: 6831789

The conference call will be broadcast simultaneously and available for replay at: http://public.viavid.com/index.php?id=110388 and via the landing page of the Company's Website at www.ironclad.com.

Replay Dial-In Numbers:

TOLL-FREE   1-877-870-5176

TOLL/INTERNATIONAL   1-858-384-5517

From:  08/06/14 at 7:30 pm Eastern Time

To:    09/06/14 at 11:59 pm Eastern Time

Replay Pin Number:  6831789

In addition, the conference call will also be broadcast live over the Internet and can be accessed at www.ironclad.com. For those unable to participate during the live broadcast, the Webcast will be archived on this site through September 6, 2014.

The Company's financial results will be posted online at www.ironclad.com once they are publicly released.

About Ironclad Performance Wear Corporation

Ironclad Performance Wear is a leader in high-performance task-specific work gloves. It created the performance work glove category in 1998, and continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for industries such as oil & gas extraction; automotive; and police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves and apparel are available through industrial suppliers, hardware stores, home centers, lumber yards, and sporting goods retailers nationwide; and through authorized distributors in North America, Europe, Australia and Asia.

Built Tough for the Industrial Athlete™

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding improving financial metrics and anticipated improvements in our operations. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Jeffrey Cordes, CEO

jeffc@ironclad.com

(310) 643-7800

IRONCLAD PERFORMANCE WEAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013

	June 30, 2014	December 31, 2013

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$762,287	$313,750
Accounts receivable net of allowance for doubtful accounts of $30,000 and $48,000	3,369,592	6,782,191
Inventory, net of reserve of $547,800 and $621,000	5,501,227	4,570,402
Deposits on inventory	1,024,612	868,662
Prepaid and other	697,590	407,619
Deferred tax assets – current	274,000	274,000
Total current assets	11,629,308	13,216,624

PROPERTY AND EQUIPMENT
Computer equipment and software	476,206	442,262
Vehicles	39,630	39,630
Office equipment and furniture	201,016	196,744
Leasehold improvements	90,441	90,441
Less: accumulated depreciation	(630,632)	(577,759)
Total property and equipment, net	176,661	191,318

Trademarks and patents, net of accumulated amortization of $53,782 and $49,064	139,842	138,260
Deposits	21,306	10,204
Deferred tax assets – long term	798,000	798,000
Total other assets	959,148	946,464

Total Assets	$12,765,117	$14,354,406

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,309,897	$2,129,905
Line of credit	—	2,169,411
Total current liabilities	3,309,897	4,299,316

Total Liabilities	3,309,897	4,299,316

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value; 172,744,750 shares authorized; 77,607,346 shares issued and outstanding at June 30, 2014 and 76,704,275 shares issued and outstanding at December 31, 2013, respectively	77,607	76,704
Additional paid-in capital	19,380,489	19,208,255
Accumulated deficit	(10,002,876)	(9,229,869)
Total Stockholders’ Equity	9,455,220	10,055,090
Total Liabilities and Stockholders’ Equity	$12,765,117	$14,354,406

IRONCLAD PERFORMANCE WEAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES
Net sales	$4,819,252	$4,519,211	$9,895,587	$9,834,867

COST OF SALES
Cost of sales	3,161,595	2,960,998	6,768,784	6,296,768

GROSS PROFIT	1,657,657	1,558,213	3,126,803	3,538,099

OPERATING EXPENSES
General and administrative	763,033	611,897	1,535,090	1,418,469
Sales and marketing	659,265	799,235	1,362,484	1,571,873
Research and development	132,335	181,610	252,983	365,354
Purchasing, warehousing and distribution	356,297	289,832	684,094	578,481
Depreciation and amortization	28,675	44,760	58,495	85,316

Total operating expenses	1,939,605	1,927,334	3,893,146	4,019,493

LOSS FROM OPERATIONS	(281,948)	(369,121)	(766,343)	(481,394)

OTHER INCOME (EXPENSE)

Interest expense	—	(21,905)	(6,913)	(31,359)
Interest income	7	41	14	74
Other income , net	131	1	131	1
Gain on disposition of equipment	105	—	105	50
Total other income (expense)	243	(21,863)	(6,663)	(31,234)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(281,705)	(390,984)	(773,006)	(512,628)

BENEFIT FROM INCOME TAXES	—	(176,196)	—	(176,196)

NET LOSS	$(281,705)	$(214,788)	$(773,006)	$(336,432)

NET LOSS PER COMMON SHARE
Basic	$(0.00)	$(0.00)	$(0.01)	$(0.00)
Diluted	$(0.00)	$(0.00)	$(0.01)	$(0.00)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	77,117,171	76,704,277	76,911,863	76,658,341
Diluted	88,258,596	85,735,188	88,053,288	85,689,252